                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        MARCUM NATURAL GAS SERVICES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                   84-1169358
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

1675 BROADWAY, SUITE 2150
DENVER, COLORADO                              80202
----------------------------------------    ----------
(Address of principal executive offices)    (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------
            NONE                                   NONE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333 - 60925

        Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK PURCHASE WARRANTS
                         ------------------------------
                                (Title of Class)

ITEM  1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered hereunder are Common Stock Purchase Warrants, entitling the holders thereof to purchase shares of Common Stock, par value $.01 per share, of Marcum Natural Gas Services, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock Purchase Warrants being registered hereunder is set forth under the heading "The Warrant Distribution" contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-60925), which was filed with the Securities and Exchange Commission on August 7, 1998, as amended from time to time, and such description is incorporated herein by reference.

ITEM  2.  EXHIBITS.

         The following exhibits are filed as a part of this Registration
Statement:

         (3.1) Restated Certificate of Incorporation, as amended, of Marcum Natural Gas Services, Inc. (Incorporated by reference to
                  Exhibit 3.1 to Registrant's Registration Statement on Form S-18, Registration No. 33-44558.)

         (3.2) Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Marcum Natural Gas Services, Inc. (Incorporated by reference to Exhibit 3.1 of Registrant's Form 8-K filed on July 7, 1998.)

         (3.3) By-laws, as amended, of Marcum Natural Gas Services, Inc. (Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, Registration No. 33-82868.)

         (4.1) Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-18, Registration No. 33-44558.)

         (4.2) Rights Agreement, dated as of December 2, 1991, between Marcum Natural Gas Services, Inc. and American Securities Transfer, Inc. (Incorporated by reference to Exhibit 10.6 to Registrant's Registration Statement on Form S-18, Registration No. 33-44558.)

         (4.3) Amendment No. 1 to Rights Agreement dated as of March 23, 1998, between Marcum Natural Gas Services, Inc. and Amended Security Transfer of Trust, Inc. (Incorporated by reference to
                  Exhibit 2 to Registrant's Form 8-A/A Amendment No. 1 filed April 3, 1998.)

         (4.4) Form of Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-3, Registration No. 333-60925.)

         (4.5) Form of Warrant Agency Agreement between Marcum Natural Gas Services, Inc. and American Securities Transfer & Trust, Inc. (Incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-3, Registration No. 333-60925.)

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     MARCUM NATURAL GAS SERVICES, INC.


                                     By:      /s/ W. Phillip Marcum
                                        --------------------------------------
                                              W. Phillip Marcum, President
                                              and Chief Executive Officer

Dated:     August 10, 1998

                                      3